                                                                   Exhibit 10.15

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS SUCH SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS IN ACCORDANCE WITH SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

INSERT DATE                                                   Warrant No. ______

                                     WARRANT

                           to Purchase Common Stock of

                                  iExalt, Inc.
                              a Nevada corporation

      This Warrant certifies that James W. Christian ("Purchaser"), is entitled to purchase from iExalt, Inc., a Nevada corporation (the "Company"), the Shares (as defined herein) in the amounts and at the Exercise Price (as defined herein), all on the terms and conditions hereinafter provided.

      Section 1. Certain Definitions. As used in this Warrant, unless the context otherwise requires:

      "Affiliate" shall mean: (i) any Person directly or indirectly controlling, controlled by, or under common control with, another Person; (ii) any Person owning or controlling ten (10%) percent or more of the outstanding voting securities of another Person; (iii) any officer, director or partner of a Person; and (iv) if a Person is an officer, director or partner, any such company for which such Person acts in such capacity.

      "Articles" shall mean the Certificate of Incorporation of the Company, as in effect from time to time.

      "Common Stock" shall mean the Company's authorized common stock, $0.001 par value per share.

      "Exercise Price" shall mean the exercise price of $0.1406 per share of Common Stock as determined as follows, as adjusted from time to time pursuant to
Section 3 hereof.

      "Expiration Date" shall mean five (5) years from the date of Closing.

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "Shares" shall mean the number of shares of the Company's common stock.

      "Warrant" shall mean this Warrant and all additional or new warrants issued upon division or combination of, or in substitution for, this Warrant. All such additional or new warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

      "Warrant Stock" shall mean the shares of Common Stock purchasable by the holder of this Warrant upon the exercise of such Warrant.

      "Warrantholder" shall mean Purchaser, as the initial holder of this Warrant, and its nominees, successors or assigns, including any subsequent holder of this Warrant to whom it has been legally transferred.

      Section 2. Amount of Shares and Exercise of Warrant.

      (a) Upon signing this Warrant Agreement, the Company has issued separate warrants to Purchaser, entitling Purchaser to purchase 300,000 shares of Company common stock. The warrants issued this date to Purchaser are each fully vested and earned.

      (a.1) At any time after the date hereof through and including the Expiration Date, Purchaser may at any time and from time to time exercise this Warrant, in whole or in part.

      (b) Warrantholder may exercise this Warrant by means of delivering to the Company at its principal office: (i) a written notice of exercise, including the number of Shares of Warrant Stock to be delivered pursuant to such exercise and identifying whether the exercise is being made by cash purchase or conversion of shares of common stock; (ii) this Warrant; and (iii) if applicable, payment equal to the Exercise Price multiplied by the number of shares exercised. In the event that any exercise shall not be for all Shares of Warrant Stock purchasable hereunder, the Company shall deliver to Warrantholder a new Warrant registered in the name of Warrantholder, of like tenor to this Warrant and for the remaining shares of Warrant Stock purchasable hereunder, within ten (10) days of any such exercise. The notice of exercise described in clause (i) shall be in the Subscription Form set out at the end of this Warrant.

      Warrantholder may elect to pay the Exercise Price to the Company either:(1) by cash, certified check or wire transfer: (2) by converting the Warrant into Common Stock ("Warrant Conversion"); or (3) any combination of the foregoing. Such election of the form of payment of the Exercise Price shall be specified in the Subscription Form. If Warrantholder elects to pay the Exercise Price through Warrant Conversion, the Company shall deliver to Warrantholder (without payment by Warrantholder of any cash or other consideration) that number of shares of Common Stock equal to the difference of: (I) the total number of shares of Common Stock issuable upon exercise of this Warrant minus
(II) that number of Shares of Common Stock having an aggregate "Value" (as defined herein) equal to the aggregate Exercise Price. For purposes of this
Section 2, "Value" per share of Common Stock shall be the difference, as of the date of exercise, between the Exercise Price and the Fair Market Value (as determined either by the average closing price of the Company for the 5 trading days immediately preceding the conversion as reported in The Wall Street Journal (Southwest Edition) or, if the Company is no longer public (through de-listing, change of control or otherwise), the Fair Market Value as determined by mutual agreement of the Company and Purchaser (including appropriate discounts for illiquidity, minority and lack of marketability), and if such cannot be mutually agreed, then as determined by an independent appraiser expert in the industry, the cost of which would be shared equally by the Company and the Warrantholder.

Notwithstanding the foregoing, Purchaser may utilize Warrant Conversion to pay the Exercise Price only for a maximum of 50% of the total Warrant Stock. Each transaction involving payment of the Exercise Price can be made at the discretion of the purchaser up to 100% "cashless" warrant conversion.

      (c) Upon exercise of this Warrant and delivery of the Subscription Form with proper payment relating thereto, the Company shall cause to be executed and delivered to Warrantholder as soon as possible, and in no event later than five business days thereafter, a certificate or certificates representing the aggregate number of fully-paid and nonassessable shares of Common Stock issuable upon such exercise.

      (d) The stock certificate or certificates for Warrant Stock to be delivered in accordance with this Section 2 shall be in such denominations as may be specified in the Subscription Form, and shall be registered in the name of Warrantholder or such other name or names as shall be designated in said Subscription Form. Such certificate or certificates shall be deemed to have been issued, and Warrantholder or any other person so designated to be named therein shall be deemed to have become the holder of record of such shares, including to the extent permitted by law the right to vote such shares or to consent or to receive notice as stockholders, as of the time said Subscription Form is delivered to the Company as aforesaid.

      (e) The Company shall pay all expenses payable in connection with the preparation, issue and delivery of stock certificates under this Section 2; provided, however, that Warrantholder shall pay any transfer taxes resulting from the exercise of the Warrant and the issuance of Warrant Stock hereunder.

      (f) All shares of Warrant Stock issuable upon the exercise of this Warrant in accordance with the terms hereof shall be validly issued, fully paid and nonassessable, and free from all liens and other encumbrances thereon, other than liens or other encumbrances created by Warrantholder.


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

      (g) In no event shall any fractional share of Common Stock of the Company be issued upon any exercise of this Warrant. If, upon any exercise of this Warrant, Warrantholder would, except as provided in this paragraph, be entitled to receive a fractional share of Common Stock, then the Company shall deliver in cash to such holder an amount equal to such fractional interest.

      Section 3. Adjustment of Exercise Price and Warrant Stock.

      (a) If, at any time prior to the Expiration Date, the number of outstanding shares of Common Stock is: (i) increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock; or (ii) decreased by a combination of shares of Common Stock, then, following the dividend or effective date of such stock dividend, subdivision, split-up, or combination, the Exercise Price shall be adjusted to a new amount equal to the product of (I) the Exercise Price in effect on such record date, and (II) the quotient obtained by dividing (x) the number of shares of Common Stock outstanding on such record date (without giving effect to the event referred to in the foregoing clause (i) or (ii)), by (y) the number of shares of Common Stock which would be outstanding immediately after the event referred to in the foregoing clause (i) or (ii), if such event had occurred immediately following such record date.

      (b) If, after the date of Closing, and at any time prior to the Expiration Date, the Company issues or sells shares of its Common Stock or any other shares of its Common Stock or any other securities convertible into or exchangeable for Common Stock ("Convertible Securities"), or in any manner grants or reprices any warrants, options or other rights (collectively, "Options") to purchase shares of Common Stock or Convertible Securities, after the date hereof, which entitles the subscriber, or the holder of such Option or Convertible Security, to purchase any shares of Common Stock at less than the then current Exercise Price (or the Exercise Price as ultimately determined pursuant to the definition of Exercise Price), then the Exercise Price in effect immediately prior to such action by the Company shall be adjusted to equal the price at which any such subscriber or holder shall be entitled to purchase any such shares of Common Stock.

      (c) In the event that either of the events described in Section 3(a) or
Section 3(b) shall occur prior to the determination of the Exercise Price (pursuant to the definition of such term), then immediately upon the occurrence of the event that shall cause the determination of the Exercise Price pursuant to such definition, such Exercise Price shall immediately be adjusted in accordance with this Section 3.

      (d) Upon each adjustment of the Exercise Price as provided in Section 3(a) or Section 3(b), Warrantholder shall thereafter be entitled to subscribe for and purchase, at the Exercise Price resulting from such adjustment, the number of shares of Warrant Stock equal to the product of: (i) the number of shares of Warrant Stock existing prior to such adjustment; and (ii) the quotient obtained by dividing (I) the Exercise Price existing prior to such adjustment by (II) the new Exercise Price resulting from such adjustment.

      (e) If, at any time prior to the Expiration Date, there occurs an event which would cause the automatic conversion ("Automatic Conversion") of the Warrant Stock into shares of the Company's common stock ("Common Stock") in accordance with the Articles, then any Warrant shall thereafter be exercisable, prior to the Expiration Date, into the number of shares of Common Stock into which the Warrant Stock would have been convertible pursuant to the Articles if the Automatic Conversion had not taken place.

      Section 4. Division and Combination. This Warrant may be divided or combined with other Warrants upon presentation at the office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Warrantholder or its agent or attorney. The Company shall pay all expenses in connection with the preparation, issue and delivery of Warrants under this Section 4, including any transfer taxes resulting from the division or combination hereunder. The Company agrees to maintain at its office books for the registration of the Warrants.

      Section 5. Reclassification, Etc. In case of any reclassification or change of the outstanding Common Stock of the Company (other than as a result of a subdivision, combination or stock dividend), or in case of any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Stock of the Company), at any time prior to the Expiration Date, then, as a condition of such reclassification, reorganization, change, consolidation or merger, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to Warrantholder, so that Warrantholder shall have the right prior to the Expiration Date to purchase, at a total price not to exceed that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation or merger by a holder of the number of shares of Common Stock of the Company which might have been purchased by Warrantholder immediately prior to such reclassification, reorganization, change, consolidation or merger, and in any such case appropriate provisions shall be made with respect to the rights and interest of Warrantholder to the end that the provisions hereof (including provisions for the adjustment of the Exercise Price and of the number of shares purchasable upon exercise of this Warrant) shall thereafter be applicable in relation to any shares of stock and other securities and property thereafter deliverable upon the exercise of this Warrant.

      Section 6. Reservation and Authorization of Capital Stock. The Company shall at all times reserve and keep available for issuance such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants.

      Section 7. Stock and Warrant Books. The Company will not at any time, except upon dissolution, liquidation or winding up, close its stock books or Warrant books so as to result in preventing or delaying the exercise of any Warrant.

      Section 8. Limitation of Liability. No provisions hereof, in the absence of affirmative action by Warrantholder to purchase Warrant Stock hereunder, shall give rise to any liability of Warrantholder to pay the Exercise Price or as a stockholder of the Company (whether such liability is asserted by the Company or creditors of the Company).

      Section 9. Registration Rights. The Warrant Stock issuable upon exercise of this Warrant is subject to the provisions of a certain Registration Rights Agreement, dated the same date as this Warrant, by and among the Company, Purchaser and the other Lenders.

      Section 10. Transfer. Subject to compliance with the Securities Act and the applicable rules and regulations promulgated thereunder, this Warrant and all rights hereunder shall be transferable in whole or in part. Any such transfer shall be made at the offices of the Company at which this Warrant is exercisable by Warrantholder or its duly authorized attorney upon surrender of this Warrant together with an assignment hereof properly endorsed. Promptly thereafter a new warrant shall be issued and delivered by the Company, registered in the name of the assignee. Until registration of the transfer of this Warrant on the books of the Company, the Company may treat Purchaser as the owner hereof for all purposes.

      Section 11. Investment Representations; Restrictions on Transfer of Warrant Stock. Unless a current registration statement under the Securities Act shall be in effect with respect to the Warrant Stock to be issued upon exercise of this Warrant, Warrantholder, by accepting this Warrant, covenants and agrees that, at the time of exercise hereof, and at the time of any proposed transfer of Warrant Stock acquired upon exercise hereof, Warrantholder will deliver to the Company a written statement that the Warrant Stock acquired by Warrantholder upon exercise hereof is for the account of Warrantholder (or is being held by Warrantholder as trustee, investment manager, investment advisor or as any other fiduciary for the account of the beneficial owner or owners) for investment, and is not being acquired with a view to, or for sale in connection with, any distribution thereof (or any portion thereof), and with no present intention (at any such time), of offering and distributing such Warrant Stock (or any portion thereof). The Warrant Stock may contain a standard securities law restrictive legend reasonably required by the Secretary of the Company.

      Section 12. Loss, Destruction of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity and/or security reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of identical tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

      Section 13. Accredited Investor. Warrantholder represents that Warrantholder is an accredited investor in all respects as defined under the Securities Exchange Act and all other Federal and State Regulations.

      Section 14. Amendments. The terms of this Warrant may be amended, and the observance of any term herein may be waived, but only with the written consent of the Company and Warrantholder.

      Section 15. Notices Generally. Any notice, request, consent, other communication or delivery pursuant to the provisions hereof shall be in writing and shall be sent by one of the following means: (i) by registered or certified first class mail, postage prepaid, return receipt requested; (ii) by facsimile transmission with confirmation of receipt; (iii) by nationally recognized courier service guaranteeing overnight delivery; or (iv) by personal delivery; and shall be properly addressed to Warrantholder at the last known address or facsimile number appearing on the books of the Company, or, except as herein otherwise expressly provided, to the Company at its principal executive office, or such other address or facsimile number as shall have been furnished to the party giving or making such notice, demand or delivery.

      Section 16. Successors and Assigns. This Warrant shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns which shall be limited to Affiliates of the holder hereof.

      Section 17. Arbitration. The parties agree that any dispute arising hereunder will be subject to Christian mediation. The parties will endeavor to choose a neutral, third-party Christian mediator who does not have a personal relationship with either, and on whom they can both agree. If the parties are unable to reach written agreement on a mediator, then each will choose one neutral Christian mediator from the list of Christian mediators in any credible Christian mediation organization, and within fifteen (15) days those chosen individuals will choose a mediator appropriate for this mediation. If the parties are unable to reach an agreement through mediation, both agree to submit their dispute to binding arbitration within ninety (90) days from the selection of the arbitrator. If after thirty (30) days from the unsuccessful mediation, the parties are unable to reach a written agreement on an arbitrator, then the process for choosing a mediator outlined previously in this paragraph will be instituted to aid in the appointment of an arbitrator. The appointment shall be binding.

      Section 18. Governing Law. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS WARRANT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, EXCEPT WITH RESPECT TO THE VALIDITY OF THIS WARRANT, THE ISSUANCE OF WARRANT STOCK UPON EXERCISE HEREOF AND THE RIGHTS AND DUTIES OF THE COMPANY WITH RESPECT TO REGISTRATION OF TRANSFER, WHICH SHALL BE GOVERNED BY THE GENERAL CORPORATION LAW OF THE STATE OF TEXAS, IN EACH CASE WITHOUT REFERENCE TO THE CONFLICTS OF LAWS PRINCIPLES OF THE STATE OF TEXAS. THE PARTIES AGREE THAT ANY DISPUTE ARISING HEREUNDER WILL BE SUBJECT TO THE EXCLUSIVE JURISDICTION OF THE HARRIS COUNTY DISTRICT COURTS.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by a duly authorized officer. Dated:March 21, 2001

                                            iEXALT, INC., a Nevada corporation


                                            By: /s/ Donald W. Sapaugh
                                                --------------------------------
                                                Donald W. Sapaugh, CEO

                                SUBSCRIPTION FORM

                 (to be executed only upon exercise of Warrant)

To:   iExalt, Inc.
      12000 Aerospace Avenue, Suite 375
      Houston, Texas 77034

      [Choose one or both of the paragraphs, as applicable]

      The undersigned, pursuant to the provisions set forth in the attached Warrant (No. __ ), hereby irrevocably elects to purchase __________ shares of the Common Stock covered by such Warrant and herewith makes payment of $__________, representing the full purchase price for such shares at the price per share provided for in such Warrant.

      The undersigned, pursuant to the provisions set forth in the attached Warrant (No. __ ), hereby irrevocably elects to exercise the right of conversion represented by the attached Warrant for ____ shares of Common Stock, and as payment therefor hereby directs iExalt, Inc. to withhold that number of shares of Common Stock that the undersigned would otherwise be entitled thereunder.

        Dated: ____________                 Name:_______________________________

                                            Signature:__________________________

                                            Address: ___________________________


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

                             [LETTERHEAD OF IEXALT]

For Immediate Release                                               Exhibit 99.2

iExalt, Inc. Acquires Capital Artist Agency, Inc.
Acquisition of Christian talent agency leverages presence in entertainment services sector.

HOUSTON--(March 12, 2001)--iExalt, Inc. (OTCBB:IXLT), a Christian product and services company with significant Internet-related activities, announced today that it has completed the acquisition of Capital Artist Agency, Inc., a full service talent agency representing a variety of names in contemporary Christian music headquartered in Nashville, TN. The stock transaction will substantially increase iExalt's presence in the Christian entertainment services sector. Effective immediately, Capital Artist Agency will become ChristianArtists.com.

The Capital Artist acquisition continues iExalt's dominance of the Christian event bookings market, which began last year with the acquisitions of ChristianSpeakers.com and Alive Communications Speakers Bureau. The two organizations will complement each other and leverage their respective areas of influence through their close association. As a result, iExalt becomes a complete resource for many of the Christian community's talent needs in booking speakers and artists. Formed in 1993, Capital Artist Agency represents many notable names in contemporary Christian music, including Truth, Alicia Williamson, Aaron Jeoffrey, Lenny LeBlanc, Dennis Swanberg, Total Praise and others.

Donald W. Sapaugh, chairman and chief executive officer of iExalt, Inc. said, "ChristianArtists.com represents an additional opportunity for iExalt to harness the power of the Internet by enabling our customers to access a growing list of additional services from a single source. ChristianArtists.com's focus is on the local church, where iExalt already has significant relationships. Jeremy Breland, president of ChristianArtists.com, is a committed leader who is experienced in the industry. With his vision and relationships, we believe the event segment has significant growth potential."

Breland said, "The synergy between ChristianArtists.com and the other companies in the iExalt family make for a perfect match. ChristianArtists.com fits quite well in the services branch of iExalt's model. At the same time, our exposure through the other corporate divisions and leveraging iExalt's brand and network of related products will provide tremendous opportunity for growth over the next several years. I believe this will be a win-win situation in every sense for both iExalt and ChristianArtists.com."

                                     -more-
iExalt Inc. Completes Acquisition of Christian Community Portal
                                                                          page 2


Headquartered in Houston, iExalt, Inc. was formed to provide Christian products, services and Internet solutions to the Christian community. The company's strategy is to acquire, develop and manage a large channel of media (print, radio, software and Internet) in order to leverage its products and services in a cost-effective manner, and to migrate successful products and services to the Web. The iExalt family of companies includes:

      o iExalt.com (formerly Global Christian Network), a Christian Internet portal

      o     ISP filtering at www.CleanWeb.net

      o     Christian Happenings, a Christian events magazine

      o     Christian Times newspapers

      o     ListenFirst.com, a Christian music news site

      o iSermons.com, a subscription-based online sermon resource for pastors

      o ChristianSpeakers.com, the nation's leading Christian speakers bureau

      o     iExalt Electronic Publishing, a digital content library

      o Life Perspectives and Dawson McAllister Live, nationally recognized radio programs

      o Rapha Christian Counseling and PremierCare, healthcare related management services.

For more information about the company, visit www.iExalt.com or www.woodcrestcapital.com .

The statements contained in this news release that are not historical fact are "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates," or by discussions of strategy that involves risk and uncertainty. Management cautions the reader that these forward-looking statements, including the discussions of the Company's growth, operating strategies and expectations concerning market position, future operations, margins, revenue, profitability, historical facts, are only predictions. There can be no assurance that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

                                     # # #

INVESTOR CONTACT:                   MEDIA CONTACT:
John Gilmore                        Don King
iExalt, Inc.                        Bates Churchill Investor Relations
281-464-8400 (ext. 104)             713-267-7280


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